        As filed with the Securities and Exchange Commission on July 18, 1997
                                                           Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                ----------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                ---------------------

                                  RDO EQUIPMENT CO.
                (Exact name of registrant as specified in its charter)

            DELAWARE                                45-0306084
    (State of Incorporation)           (I.R.S. Employer Identification No.)

                             2829 SOUTH UNIVERSITY DRIVE
                              FARGO, NORTH DAKOTA 58109
                  (Address of Principal Executive Office)(Zip Code)
                            ------------------------------

                                  RDO EQUIPMENT CO.
                              1996 STOCK INCENTIVE PLAN
                               (Full title of the plan)
                            ------------------------------


                                   RONALD D. OFFUTT
                         CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                  RDO EQUIPMENT CO.
                             2829 SOUTH UNIVERSITY DRIVE
                              FARGO, NORTH DAKOTA 58109
                       (Name and address of agent for service)
                                    (701) 237-7363
            (Telephone number, including area code, of agent for service)
                            ------------------------------

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
              IMMEDIATELY UPON THE FILING OF THIS REGISTRATION STATEMENT
                           -------------------------------


                           CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                       PROPOSED MAXIMUM         PROPOSED MAXIMUM
    TITLE OF SECURITIES TO BE     AMOUNT TO BE        OFFERING PRICE PER       AGGREGATE OFFERING          AMOUNT OF
          REGISTERED              REGISTERED (1)            SHARE (2)               PRICE (2)           REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
 Class A Common Stock, par value
 $.01 per share                   1,250,000 shares      $19.70                  $24,630,200             $7,470.00
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated as follows: (i) with respect to options to purchase shares previously granted under the plans, on the basis of the weighted average exercise price of such option grants and (ii) with respect to options and incentive awards to be granted under the plans, on the basis of the average between the bid and asked prices of the Registrant's Class Common Stock on July 14, 1997 on the New York Stock Exchange.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                       PART II

                                 INFORMATION REQUIRED
                            IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by RDO Equipment Co. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement: (1) all reports filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 31, 1997; and (2) the description of the Company's Class A Common Stock contained in its Registration Statement on Form 8-A, dated January 10, 1997, including any amendments or reports filed for the purpose of updating such description (File No. 1-12641).

        All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

        The financial statements of the Company incorporated by reference in this Registration Statement to the extent and for the periods indicated in each firm's report have been audited by Eide Helmeke PLLP and Arthur Andersen LLP, independent public accountants and have been incorporated herein by reference in reliance upon the authority of said firms as experts in accounting and auditing in giving such reports and consents to the use of such firm's reports thereon. Future financial statements of the Company and reports thereon of Arthur Andersen LLP will also be incorporated by reference in the Registration Statement in reliance upon the authority of said firm as experts in giving those reports to the extent said firm has audited those financial statements and consented to the use of their reports thereon.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable. The Company's Class A Common Stock to be offered pursuant to this Registration Statement has been registered under Section 12 of the Exchange Act as described in Item 3 of this Part II.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company's Certificate of Incorporation contains provisions (i) eliminating the personal liability of its directors, officers, employees, and other agents for monetary damages resulting from breaches of their fiduciary duty to the fullest extent permitted by the law, and (ii) indemnifying its directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"). These provisions in the Certificate of Incorporation do not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director continues to be subject to liability for breach of a director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for improper distributions to stockholders. These provisions also do not affect a director's responsibilities under any other laws, such as the federal securities laws or federal environmental laws. The DGCL and the Company's Certificate of Incorporation also provide that the Company shall, under certain circumstances and subject to certain limitations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person's former or present official capacity with the Company against judgments, penalties, fines, settlements, and reasonable expenses. Any such person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding. The Company has entered into indemnification agreements with its directors and executive officers which indemnify such persons to the fullest extent permitted by its Certificate of Incorporation, its Bylaws, and the DGCL, and has obtained directors' and officers' liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        No securities are to be reoffered or resold pursuant to this Registration Statement.

ITEM 8. EXHIBITS.

EXHIBIT NO.   DESCRIPTION
-----------   -----------
    4.1       Specimen Form of the Company's Class A Common Stock Certificate

    4.2       Certificate of Incorporation of the Company

    4.3       Bylaws of the Company

    5.1       Opinion of Oppenheimer Wolff & Donnelly

   23.1       Consent of Oppenheimer Wolff & Donnelly

   23.2       Consent of Eide Helmeke PLLP

   23.3       Consent of Arthur Andersen LLP

   24.1       Power of Attorney

   99.1       RDO Equipment Co. 1996 Stock Incentive Plan

ITEM 9. UNDERTAKINGS.

        (a)   The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                   PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, except as to certain insurance policies, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fargo, State of North Dakota, on July 17, 1997.

                                       RDO EQUIPMENT CO.

                                       By: /s/ Ronald D. Offutt
                                           ------------------------------
                                           Ronald D. Offutt,
                                           CHAIRMAN AND CHIEF EXECUTIVE OFFICER


                                  POWER OF ATTORNEY

    KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald D. Offutt, Paul T. Horn and Allan F. Knoll, and each of them, as such person's true and lawful attorney-in-fact and agent, each with full powers of substitution and re-substitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on July 17, 1997 by the following persons in the capacities indicated.

SIGNATURE                    TITLE
---------                    -----
/s/ Ronald D. Offutt         Chairman, Chief Executive Officer and a Director
-------------------------    (principal executive officer)
Ronald D. Offutt

/s/ Paul T. Horn             President, Chief Operating Officer and a Director
-------------------------
Paul T. Horn

/s/ Allan F. Knoll           Chief Financial Officer, Secretary and a Director
-------------------------    (principal financial officer)
Allan F. Knoll

/s/ Mark A. Doda             Controller
-------------------------    (principal accounting officer)
Mark A. Doda

/s/ Bradford M. Freeman      Director
-------------------------
Bradford M. Freeman

/s/ Ray A. Goldberg          Director
-------------------------
Ray A. Goldberg

/s/ Norman M. Jones          Director
-------------------------
Norman M. Jones

/s/ James D. Watkins         Director
-------------------------
James D. Watkins

                                                               INDEX TO EXHIBITS

NO.       ITEM                                                       METHOD OF FILING
---       ----                                                       ----------------
4.1       Specimen Form of the Company's
          Class A Common Stock
          Certificate..............................................  Incorporated by reference to Exhibit 4.2 to
                                                                     Amendment No. 2 to the Company's Registration
                                                                     Statement on Form S-1 (File No. 333-12367).

4.2       Certificate of Incorporation of the
          Company..................................................  Incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Company's Registration
                                                                     Statement on Form S-1 (File No. 333-12367).

4.3       Bylaws of the Company....................................  Incorporated by reference to Exhibit 3.2 to
                                                                     Amendment No. 1 to the Company's Registration
                                                                     Statement on Form S-1 (File No. 333-12367).

5.1       Opinion of Oppenheimer Wolff &
          Donnelly.................................................  Filed herewith electronically.

23.1      Consent of Oppenheimer Wolff &
          Donnelly.................................................  Included in Exhibit 5.1.

23.2      Consent of Eide Helmeke PLLP.............................  Filed herewith electronically.

23.3      Consent of Arthur Andersen LLP...........................  Filed herewith electronically.

24.1      Power of Attorney........................................  Included on page II-4 of this Registration
                                                                     Statement.

99.1      RDO Equipment Co. 1996 Stock
          Incentive Plan...........................................  Incorporated by reference to Exhibit 10.8 to the
                                                                     Company's Annual Report on Form 10-K for the
                                                                     year ended January 31, 1997.